UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKOOKUM SAFETY SOLUTIONS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	______	NEED TO ACQUIRE
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1017 5th Street SE High River, Alberta, T1V 1J2
(address of principal executive offices)

Registrant's telephone number, including area code:	(866) 279-7880

Inc. Plan of Nevada 613 Saddle Rider Court Henderson, NV 89011
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTERED FEE
Common Stock	300,000	$0.10	$30,000	$3.44

(1)       This price was arbitrarily determined by Skookum Safety Solutions Corp.

(2)       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:

Scott Doney, Esq.

3273 E. Warm Springs, Rd.

Las Vegas, NV  89120

Ph: (702) 312-6250

PROSPECTUS

SKOOKUM SAFETY SOLUTIONS CORP.

300,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated March 1, 2012

This prospectus relates to our offering of 300,000 new shares of our common stock at an offering price of $0.10 per share. The minimum amount per investor in the offering is $500 for 5,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 300,000 shares ($30,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.10	None	$0.10
Total (maximum offering)	$30,000	None	$30,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.10 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: March 1, 2011

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Page
Summary	5
Risk Factors	6
Risks Related To Our Financial Condition	6
Because we may be unable to complete our development, manufacturing and commercialization of our products, we could face significantly harm to our business plans, prospects, results of operations and financial condition.	6
Because we have a limited operating history of less than two years, it is difficult to evaluate your investment in our stock.	6
Risks Associated with Our Business Model	7
Because we may be unable to complete our development, manufacturing and commercialization of our products, we could face significantly harm to our business plans, prospects, results of operations and financial condition.	7
Because we have no real operating history and a new business model, it is difficult to evaluate our business prospects.	7
If the market for our elevation blocks does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.	7
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	8
In the event that we are unable to successfully compete, we may not be able to achieve profitable operations.	8
Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.	9
If we do not effectively implement measures to sell our products, we may never achieve revenues and you will lose your entire investment.	9
If we are unable to successfully manage growth, our operations could be adversely affected.	9
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	9
Risks Related To Legal Uncertainty	10
If we are the subject of future product defect or liability suits, our business will likely fail.	10
Risks Related To This Offering	10
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	10
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	10
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	10
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	11
Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	11
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	11
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	12
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	12

3

4

Summary

Skookum Safety Solutions Corp.

The Company

We were incorporated as “Skookum Safety Solutions Corp.” (“Skookum”) on October 19, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling home health products specifically for the treatment of symptoms associated with Gastroesophogeal Reflux Disease (GERD) and other maladies in both children and adults.

As of November 30, 2011, we had $48,684 in current assets and current liabilities in the amount of $1,904. Accordingly, we had working capital of $46,780 as of November 30, 2011. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 300,000 shares of our common stock at an offering price of $0.10 per share (the “Offering”). Our business plan is to use the proceeds of this offering for the development of our product, marketing of our product and working capital. The minimum investment amount for a single investor is $500 for 5000 shares. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 300,000 shares ($30,000).

Our address is 1017 5th Street SE, High River, Alberta, T1V 1J2. Our phone number is (866) 279-7880. Our fiscal year end is August 31.

The Offering

Securities Being Offered	Up to 300,000 shares of our common stock.
Offering Price

The offering price of the common stock is $0.10 per share. There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering

There is no minimum number of shares required to be sold in this Offering. All funds received in connection with this Offering will be made immediately available to us. There is a minimum investment amount for a single investor of $500 for 5,000 shares of common stock.

Maximum Number of SharesTo Be Sold in This Offering	300,000
Securities Issued and to be Issued

2,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Rebecca Kyllo, owns an aggregate of 75% of the common shares of our company and therefore has substantial control. Upon the completion of this offering, Ms. Kyllo will own an aggregate of approximately 65% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	2,300,000
Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $30,000. We intend to use these proceeds to execute our business plan.
Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended August 31, 2011 (audited)	As of November 30, 2011 (unaudited)
Cash	$54,895	$43,684
Total Assets	$59,895	$48,684
Liabilities	$6,503	$1,904
Total Stockholder’s Equity (Deficit)	$53,392	$46,780
Statement of Operations	August 9, 2011 (date of inception) to August 31, 2011 (audited)	For the Three Months Ended November 30, 2011 (unaudited)	August 9, 2011 (date of inception) to November 30, 2011 (unaudited)
Revenue	$0	$0	$0
Net Profit (Loss) for Reporting Period	$(16,608)	$(6,612)	$(23,220)

5

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Associated with Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably. Operating expenses for the period from inception (October 19, 2010) to November 30, 2011 totaled $23,220. We have incurred cumulative net losses of $23,220 since inception to November 30, 2011. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of November 30, 2011, we had cash in the amount of $43,684. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history of less than two years, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history of less than two years. We are in the development stage of our business and have not yet begun to offer our products. To date, we have had no revenues and rely on additional capital injection. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations. Our business strategy may not be successful, and we may not successfully address these risks. If we are unable to sustain profitable operations, investors may lose their entire investment in us.

6

Risks Associated with Our Business Model

Because we may be unable to complete our development, manufacturing and commercialization of our products, we could face significantly harm to our business plans, prospects, results of operations and financial condition.

Commercializing our elevation blocks depends on a number of factors, including but not limited to:

  further product and manufacturing process development;

  completion, refinement and management of our supply chain;

  completion, refinement, and management of our distribution channels;

  demonstration of efficiencies that will make our products attractively priced; and

  development of an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We cannot assure investors that the strategies we intend to employ will enable us to support the development and manufacturing of our products.

Because we have no real operating history and a new business model, it is difficult to evaluate our business prospects.

We are developing our products and have not yet begun to distribute and sell our products. We intend to manufacture and package our products using a combination of in-house and outsourced manufacturing. In due course, if business grows, we intend to enter into more long-term, high volume agreements with manufacturers. Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have no real operating history under our current business model. General market conditions are unpredictable, and sales might be slow or even non-existent, and/or the products might not fit the needs of our target market sufficiently to induce sales. There is no way to predict the volume of product sales that will occur or even if sales will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business development operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

If the market for our elevation blocks does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products. Demand for our product may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

  the cost, performance and reliability of our products and products offered by our competitors;

  public perceptions regarding our products and the effectiveness and value of our products;

  customer satisfaction with our products; and

  marketing efforts and publicity regarding the needs for our product and the public demand for our product.
7

Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. These competitors may have completed development of their sites and products and are presently marketing these to potential customers. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our product will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

  Lower than projected revenues;

  Price reductions and lower profit margins;

  The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

8

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may never achieve revenues and you will lose your entire investment.

We have no experience in providing direct sales and service, nor do we have distributors of our product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

9

Risks Related To Legal Uncertainty

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

10

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

Upon the effectiveness of this registration statement, we will become a reporting company the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will be required to remain current in our reporting obligations with the SEC as required by Section 15(d) of the Exchange Act and the SEC Rules promulgated under the Exchange Act. In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

11

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. Investors in this offering will experience immediate and substantial dilution of approximately $.064 per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

For instance, if we sell the maximum amount of common stock in this Offering, our total issued and outstanding will be 2,300,000. This would amount to 13% of 2,300,000 shares. If we decide to conduct an offering of 2,000,000 additional shares of our common stock in the future, which we currently have no plans of doing, but for the sake of argument, if those additional shares are sold, the ownership percentage of 300,000 shares of common stock sold in this Offering would be reduced to approximately 7%. As such, your ownership percentage, voting power and earnings per share would be significantly diminished.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 300,000 shares of common stock offered at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$30,000	100.0%
Commission 1	$0	0.0%
Net Proceeds	$30,000	100.0%
USE OF NET PROCEEDS
Materials and equipment 2	$10,000	33.33%
Advertising and marketing3	$8,000	26.66%
Labor4	$7,000	23.33%
Legal and accounting5	$5,000	16.66%
TOTAL APPLICATION OF NET PROCEEDS	$30,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Materials and equipment: We intend to use between approximately $10,000 of the net proceeds of this Offering to purchase certain materials and supplies for use in the manufacturing of our products, including moulds, plastics, and other materials, as well as certain pieces of small equipment to be used in the manufacturing and installation of our products.

3 Advertising and marketing: We intend to use approximately $8,000 of the net proceeds of this Offering for expenses related to marketing and advertising, including development of promotional brochures, radio and print advertising, trade shows and similar expenses.

4 Labor: We intend to use a portion of the net proceeds of this Offering to compensate individual independent contractors who may assist with the process of manufacturing and installation of our planned products on an as-needed basis. We will not use any of the proceeds of this Offering to compensate executive officers, including our Chief Executive Officer.

5 Legal and accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs.

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In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$22,500	100.0%	$15,000	100.0%	$7,500	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$22,500	100.0%	$15,000	100.0%	$7,500	100.0%
USE OF NET PROCEEDS
Materials and equipment	$7,425	33.33%	$4,950	33.33%	$2,475	33.33%
Advertising and marketing	$5,850	26.66%	$3,900	26.66%	$1,950	26.66%
Labor	$5,175	23.33%	$3,450	23.33%	$1,725	23.33%
Legal and accounting	$3,600	16.66%	$2,400	16.66%	$1,200	16.66%
TOTAL APPLICATION OF NET PROCEEDS	$22,500	100.0%	$15,000	100.0%	$7,500	100.0%

In the event less than $7,500 is raised in this Offering, the use of such proceeds will be used in accordance with the same percentage attributed to each category in the above table.

Determination of Offering Price

The $0.10 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of August 31, 2011 was $53,392 or $.026 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2011. Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 300,000 shares of common stock for $30,000, net tangible book value will be approximately $.036 per share. This will represent an immediate increase of approximately $.01 per share to existing stockholders and an immediate and substantial dilution of approximately $.064 per share, or approximately 64%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of August 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.10 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	2,000,000	86.85%	$70,000
New Investors	300,000	13.04%	$30,000
Total	2,300,000	100%	$100,000

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Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officer and Director

We are offering up to a total of 300,000 shares of common stock. The offering price is $0.10 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 300,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

  They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

  They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

  They are not, at the time of their participation, an associated person of a broker- dealer; and

  They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).
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As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $500 for 5,000 shares. All checks for subscriptions must be made payable to "Skookum Safety Solutions Corp.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 30,000,000 shares of common stock, with a par value of $0.001 per share. As of August 31, 2011, there were 2,000,000 shares of our common stock issued and outstanding. Our shares are currently held by forty (40) stockholders of record.

Common Stock

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

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Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Siberstein Ungar, PLLC, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC has presented their report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Company Overview

We were incorporated as “Skookum Safety Solutions Corp.” (“Skookum”) on October 19, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling home health products specifically for the treatment of symptoms associated with Gastroesophogeal Reflux Disease (GERD) and other maladies in both children and adults.

Business of Company

We are engaged in the business of developing, manufacturing, and selling blocks designed to elevate the head of a bed or crib specifically for the treatment of symptoms associated with certain medical disorders in children and adults. These products will be marketed to the doctors who treat these disorders, as well as the patients (and the parents of minor patients) who are afflicted by them. We are currently in the process of developing our product design, seeking manufacturers, and planning marketing strategies. We have had discussions with product designers, manufacturers, and marketing consultants regarding these activities, but we have not, however, entered into any oral or written agreement concerning the designing, manufacturing, or marketing of our products as of the date of this Prospectus. When we are satisfied that our products will compete effectively in the Home Healthcare Industry, we will begin the manufacture and distribution of the products online initially, and eventually through conventional retailers. Rebecca Kyllo is our president and sole director. Our offices are located at 1017-5th

Street SE, High River, Alberta, Canada T1V1J2.

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Gastroesophageal Reflux Disease (GERD)

Gastroesophageal reflux disease, or GERD, is a digestive disorder that affects the lower esophageal sphincter (LES) -- the muscle connecting the esophagus with the stomach. Gastroesophageal refers to the stomach and esophagus. Reflux means to flow back or return. Therefore, gastroesophageal reflux is the return of the stomach's contents back up into the esophagus.

In normal digestion, the LES opens to allow food to pass into the stomach and closes to prevent food and acidic stomach juices from flowing back into the esophagus. Gastroesophageal reflux occurs when the LES is weak or relaxes inappropriately, allowing the stomach's contents to flow up into the esophagus. The severity of GERD depends on LES dysfunction as well as the type and amount of fluid brought up from the stomach and the neutralizing effect of saliva. For support and further information on the preceding statements/paragraphs, please see http://emedicine.medscape.com/article/176595-overview.

Doctors recommend lifestyle and dietary changes for most people needing treatment for GERD. Treatment aims at decreasing the amount of reflux or reducing damage to the lining of the esophagus from refluxed materials. Avoiding foods and beverages that can weaken the LES is recommended. These foods include chocolate, peppermint, fatty foods, coffee, and alcoholic beverages. Foods and beverages that can irritate a damaged esophageal lining, such as citrus fruits and juices, tomato products, and pepper, should also be avoided.

Decreasing the size of portions at mealtime may also help control symptoms. Eating meals at least 2 to 3 hours before bedtime may lessen reflux by allowing the acid in the stomach to decrease and the stomach to empty partially. In addition, being overweight often worsens symptoms. Many overweight people find relief when they lose weight.

Elevating the head of the bed on 6-inch blocks or sleeping on a specially designed wedge reduces heartburn by allowing gravity to minimize reflux of stomach contents into the esophagus. For support and further information on the preceding statements/paragraphs, please see http://emedicine.medscape.com/article/176595-treatment#a1156. Pillows should not be used to prop up someone suffering from GERD because this will only increase pressure on the stomach. For support and further information on the preceding statements, please see http://www.uptodate.com/contents/patient-information-acid-reflux-gastroesophageal-reflux-disease-in-adults.

Antacids taken regularly can neutralize acid in the esophagus and stomach and stop heartburn. Many people find that nonprescription antacids provide temporary or partial relief. An antacid combined with a foaming agent such as alginic acid helps some people. These compounds are believed to form a foam barrier on top of the stomach that prevents acid reflux from occurring. For support and further information on the preceding statements, please see  http://emedicine.medscape.com/article/176595-treatment#aw2aab6b6b3.

Elevating a Baby’s Head

Most babies sleep flat on their back without any problems. Doctors and safety experts recommend keeping soft objects such as pillows and stuffed animals out of the crib to reduce the incidence of SIDS. However, there are some medical conditions for which doctors recommend elevating a baby’s head while he sleeps. Among these are GERD, ear infections, and congestion resulting from colds or respiratory disorders.

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GERD

When a baby swallows milk, it glides past the back of the throat into a muscular tube (the esophagus) and, from there, into the stomach. At the junction of the esophagus and the stomach is a ring of muscles (lower esophageal sphincter) that opens to let the milk drop into the stomach and then tightens to prevent the milk (and the stomach contents) from moving back up into the esophagus. If the stomach contents should happen to re-enter the esophagus, this is called "reflux."

Infants are especially prone to reflux because their stomachs are quite small (about the size of their fists or a golf ball), so they are easily distended by the milk. Additionally, the lower esophagus valve may be immature and may not tighten up when it should.

Every baby spits up or vomits occasionally, and some do so quite often, or even with every feeding. If, despite the spitting, a baby is content, in no discomfort, growing, and experiencing no breathing problems from the vomiting, then she is what pediatricians call "a happy spitter," and no treatment is needed. Typically, the lower esophagus valve tightens up sometime in the first year, usually around 4-5 months of age, at which time the spitting up may go away.

Unlike happy spitters, babies are diagnosed with GERD if the vomiting seems to be causing significant problems, such as:

•                     discomfort and pain (presumably heartburn due to the acid-filled stomach contents irritating the esophagus);

•                     breathing problems of any kind (gagging, choking, coughing, wheezing, and, worst-case scenario, pneumonia due to inhalation of the stomach contents into the lungs, called aspiration); or

•                     poor growth (due to the loss of necessary nutrition from vomiting).

For support and further information on the preceding statements/paragraphs, please see  http://www.webmd.com/heartburn-gerd/reflux-infants-children.

Congestion

Concerns about the safety of over-the-counter cold medicines for children have left many parents searching for alternative remedies for children's cold and cough symptoms.

Popular over-the-counter cold and cough remedies for infants have been withdrawn from the market after the FDA warned in January 2008 against giving those types of medicines to children younger than 2 because of the possibility of serious harm or death.

While the FDA is considering whether to change the guidelines for children ages 2 to 11, the Consumer Healthcare Products Association in October 2008 said they would voluntarily change the labels on cough and cold medications to say they should not be used in children younger than 4. An FDA advisory panel made a similar recommendation in October 2008, saying that nonprescription cold medicines should not be given to children ages 2 to 5.

Children get six to 10 colds a year on average, according to the National Institutes of Health. Parents are constantly seeking a way to ease their symptoms. The nonprescription remedies include antihistamines for runny noses, decongestants for stuffy noses, cough suppressants, and expectorants for loosening mucus to relieve congestion.

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Unfortunately, no home remedies or cold medicines will make a cold go away faster; they usually run their course in seven to 10 days. At best, some medicines will relieve symptoms. But even that is in question, says Sheela R. Geraghty, MD, an assistant professor of pediatrics at Cincinnati Children’s Hospital Medical Center in Ohio. She recommends fluids, reducing fever to make a child comfortable, and keeping noses suctioned so babies can eat comfortably.

The American Academy of Pediatrics, the FDA, Johns Hopkins Children’s Center, Geraghty, Rachel Dodge, MD, MPH, a pediatrician with Johns Hopkins Children’s Center in Baltimore, and Joyce Allers, RN, clinical program manager of the School Health Program at Children’s Healthcare of Atlanta indicated the suggestions below.

Saline nasal drops can help relieve congestion, especially in an infant’s small nasal passages. Because babies breathe through their noses and not their mouths, breaking up nasal congestion can make it easier to breathe, allowing a baby to nurse or drink from a bottle more comfortably.

Resting with the head elevated may make children feel more comfortable by improving drainage. If you want to raise a baby’s head slightly, however, do not place any soft bedding or pillows in the crib itself because of the risk of sudden infant death syndrome, Dodge cautions. They recommend placing a folded towel between a mattress and box springs to elevate the head and chest. Choose a slight angle so a child doesn’t slide down the mattress.

A cool-mist humidifier or vaporizer in a child’s room can add moisture to the air, helping ease breathing through dry, congested nasal passages. Some pediatricians and children’s hospitals, as well as the AAP, recommend them. After each use, empty water from the machine. Make sure to follow manufacturer’s instructions on keeping machines clean and disinfected. Do not use hot water in a vaporizer because of the risk of burns.

Geraghty advises against using a humidifier. Most aren’t cleaned between each use, she says, resulting in mold and mildew spreading through the air in a child’s room, worsening their condition.

For support and further information on the preceding statements/paragraphs, please see  www.babycenter.ca/baby/health/commoncold/; http://www.nlm.nih.gov/medlineplus/ency/article/003049.htm; http://healthy-uandme.blogspot.com/2009_01_01_archive.html

Ear Infections

Dr. Benjamin Spock notes (in his article, Easing the Pain of Ear Infections) that next to colds, middle-ear infections (called otitis media) are the most frequently cited reason for visits to the doctor. Seventy-one percent of children have at least one incident by the age of 3, and 46 percent have at least three.

Typically, a middle-ear infection sets in after a cold has been raging for at least two or three days. Normally, the middle-ear cavity produces small amounts of fluid that usually drains out through the eustachian tube, which connects the middle ear to the back of the nose. When the eustachian tube becomes swollen because of a cold, sinus infection, or allergy and stops functioning properly, fluid begins to accumulate.

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When an infection strikes, Dr. Spock suggests several things parents can do to soothe their child until they can see a doctor.

•         Give acetaminophen or ibuprofen (never aspirin) for pain, but don't bother with cold medicines.

•         To ease some of the pressure, keep the child's head elevated. If she's over 2 and no longer sleeps in a crib, it's fine to use a pillow when she lies down. Babies can also be kept upright in a car seat. Once she's begun to feel better, put her to sleep in her crib again. But never use a pillow with an infant.

•         A warm, moist towel applied to the child's face near the ear can also help. With an older child, you can use a heating pad, but be cautious: Put it on the lowest setting, wrap it in an additional towel or receiving blanket, and keep it away from water. Never use a heating pad on a baby.

•         If there is no discharge, alleviate the pain by using a dropper to put two to three drops of room-temperature sesame or olive oil into the external ear canal. If there's pus, gently tuck a cotton ball into the external ear.

•         Swallowing opens the eustachian tube and drains the fluid from the middle ear, so you can try having a child 4 or older chew sugarless gum. Have babies drink plenty of liquids. In fact, both of these may also help prevent a cold from turning into an ear infection in the first place.

For support and further information on the preceding statements/paragraphs, please see  http://www.parenting.com/article/easing-the-pain-of-ear-infections?page=0,1.

Problems with Current Products

Sleep positioners are products designed to hold infants in position as they sleep, generally on a soft wedge at an angle. In the last 13 years, the federal government has received 12 reports of babies known to have died from suffocation associated with their sleep positioners. Most of the babies suffocated after rolling from the side to the stomach.

In addition to the deaths, the commission has received dozens of reports of babies who were placed on their back or side in the positioners only to be found later in hazardous positions within or next to the product.

“We urge parents and caregivers to take our warning seriously and stop using these sleep positioners so children can be assured of a safe sleep,” says Inez Tenenbaum, chairman of the Consumer Product Safety Commission.

FDA pediatric expert Susan Cummins, M.D., M.P.H, says parents and caregivers can create a safe sleep environment for babies if they leave the crib free of pillows, comforters, quilts, toys, and other items.

Some manufacturers have advertised that their products prevent SIDS, gastroesophageal reflux disease (GERD) or flat head syndrome, a deformation caused by pressure on one part of the skull. Although in the past FDA has approved a number of these products for GERD or flat head syndrome, new information suggests the positioners pose a risk of suffocation.

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As a result, FDA is requiring makers of FDA-cleared sleep positioners to submit data showing the products’ benefits outweigh the risks. FDA is also requesting that these manufacturers stop marketing their devices while FDA reviews the data.

Infant sleep positioner manufacturers who are making medical claims without FDA clearance must stop marketing those products immediately, agency experts say, adding there’s no evidence the devices have benefits that outweigh the risk of suffocation.

Because of the increased risk of SIDS, the FDA has determined that the risks of using sleep positioners to elevate a baby’s head outweigh the benefits discussed above. Thus a product that elevates the head without risk to the baby is likely to find a receptive market.

For support and further information on the preceding statements/paragraphs, please see http://www.fda.gov/ForConsumers/ConsumerUpdates/ucm227575.htm.

Baby Products and Medical Products

E-Commerce: The Online Shopping Market

According to internet research firm Internet World Stats (internetworldstats.com), 2.1 billion people were using the Internet worldwide as of March 31, 2011, 245 million of which were American. The United States represents approximately 11.7% of the entire global online market by number of users (http://internetworldstats.com/stats.htm). Additionally, according to internet research firm comScore (in their 2/4/11 press release publicly available at comscore.com - http://www.comscore.com/Press_Events/Press_Releases/2011/2/comScore_Reports_Record-Breaking_43.4_Billion_in_Q4_2010_U.S._Retail_E-Commerce_Spending), Americans contributed over $227.6 Billion to e-commerce through online purchases in 2010, including $142.5 billion in retail (non-travel) purchases. ComScore calculates that American consumers increased their retail e-commerce spending in 2010 by 10% over the previous year. While challenging economic conditions slowed and even reduced e-commerce during Q4 2008 through 2009, the table below (also from ComScore’s press release) indicates that Internet shopping has resumed its growth.

Retail E-Commerce (Non-Travel) Growth Rates Excludes Auctions, Autos and Large Corporate Purchases Total U.S. – Home/Work/University Locations Source: comScore, Inc.
Quarter	E-Commerce Spending ($ Millions)	Y/Y Percent Change
Q1 2007	$27,970	17%
Q2 2007	$27,176	23%
Q3 2007	$28,441	23%
Q4 2007	$39,132	19%
Q1 2008	$31,178	11%
Q2 2008	$30,581	13%
Q3 2008	$30,274	6%
Q4 2008	$38,071	-3%
Q1 2009	$31,031	0%
Q2 2009	$30,169	-1%
Q3 2009	$29,552	-2%
Q4 2009	$39,045	3%
Q1 2010	$33,984	10%
Q2 2010	$32,942	9%
Q3 2010	$32,133	9%
Q4 2010	$43,432	11%
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Our Products

Due to the incidence of both adult and childhood GERD, as well as other childhood maladies that indicate an elevated head while sleeping, we feel that there will be significant demand for our products. A study by Richter and a Gallup Organization National Survey estimated that 25-40% of healthy adult Americans experience symptomatic GERD, most commonly manifested clinically by pyrosis (heartburn), at least once a month (http://emedicine.medscape.com/article/176595-overview). An article in Clinical Gastroenterology and Hepatology indicates that as many as 24% of children ages birth-5 years are diagnosed with GERD and seek medical treatment at least three times for the condition by age 5 (http://www.cghjournal.org/article/S1542-3565(06)00567-2/abstract#sec2.1). Consumers seeking non-surgical, non-pharmaceutical, cost-effective solutions to treat nighttime symptoms of GERD and other disorders will find that our product meets their needs.

We are in the process of developing products for both the adult and baby markets, which will elevate the heads of cribs, toddler beds, or standard adult beds. We have prototype products, but we are currently working on the final designs. Once completed, it is expected that our products will be blocks that can stack to reach the desired height, so that consumers can raise the head of their bed a variable level to meet their specific needs.

The crib block product is expected to be called “Upsy Daisy,” and will be 1.5 inches high, allowing parents to raise their child’s crib in increments of 1.5 inches. The adult bed products is expected to be called “Bed Blocks,” and will be 2 inches high, allowing adults to raise their beds in increments of 2 inches.

Figure 1

As shown in the diagram (Figure 1) above, our prototype products are hard plastic blocks with raised pegs that interlock with one another. Each block has an indentation in the top where a bed post or crib leg can fit more securely than on a raised flat surface. By making the blocks 1.5 inches high for children and 2 inches high for adults, we allow consumers to experiment and determine the amount of elevation that meets their needs.

Public awareness of adult GERD has increased over the past several years as celebrities, such as John Elway, have sought to increase awareness to generate research funds. Because of the current public mindset, and because head elevation is an easy, non-invasive way to address night-time GERD, we expect to find a receptive market for our adult products. As indicated below, we have identified a company which makes wedges to place under the mattress, and individuals can use soft wedges in their bed, but we have been unable to find other companies, which make products similar to ours for adult beds.

Research and Development

Since inception through November 30, 2011, we have spent no money on our research and development activities. All such activities have been conducted by our CEO without charge. None of these research and development expenses will be borne by customers, as we have not begun to market or sell our products.

Competition

We compete with a number of established manufacturers who sell products designed to elevate the head of children or adults suffering from GERD and other disorders. Those who have products designed to go in the crib with a baby have been contraindicated by the United States FDA, reducing their competitive effectiveness. The FDA has issued warnings that in-crib infant sleep positioners, such as wedges, increase the risk of SIDS to the child in much the same way that pillows, comforters, and stuffed animals in the crib increase the risk of SIDS. The FDA has required that companies manufacturing such products submit medical research to show that the benefits of their products outweigh the increased SIDS risk before they offer such products (http://www.fda.gov/ForConsumers/ConsumerUpdates/ucm227575.htm; http://www.fda.gov/downloads/ForConsumers/ConsumerUpdates/UCM227719.pdf).

However, there are companies that already manufacture products designed to raise the head of a crib or bed externally. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•        Crib Blox are a product developed and manufactured by British company Prince Lionheart, which was established in 1973. They currently have a manufacturing facility in Santa Maria, California, which improves their ability to access the North American market. They currently offer products in the United States, Canada, England, Belgium, France, Australia, Germany, Holland, Ireland, Italy, Luxembourg, South Korea, Spain, China, Mexico, Peru, Brazil, and Japan. Crib Blox are designed to rest under the legs of a crib in order to elevate a baby’s head approximately 2 inches. They are not stackable, so parents have few options if they wish to raise the head of the crib further than 2 inches. Cribblox does not make any products for adults.

24

•     Dex Products is a California company that specializes in developing and manufacturing baby products. They have been doing so since 2000, and they currently manufacture and sell the Safe Lift Universal Crib Wedge, which gently elevates baby’s head and torso. It fits all cribs and toddler beds, and positions easily and securely under the sheet. The product is easy to clean, has a waterproof cover, and non skid bottom. However, this product may fall into the category of products that received SIDS warnings by the FDA because it is soft and goes in the crib with the baby.

•        Sleighters Furniture and Sleep Shop has been manufacturing and selling sleep-related products since 1945. They have developed the Beds Up Insert, a metal mattress frame add-on that attaches to your standard bed frame, creating an angled wedge our of the bed frame. This physically stable solution allows consumers to safely elevate their head for sleep. They advertise the product as night time relief for a variety of ailments such as Acid Reflux, Asthma, Emphysema GERD, Heart burn, Hiatal Hernia, Snoring, Sinus problems and Vertigo. Consumers have the option to raise their mattress head by 2”, 4”, or 6”. However, Sleighters does not make a product for children or babies. The Beds Up Insert is significantly more expensive than our products.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final design for our products, we intend to file for a patent on their unique designs. We will file for patent pending status as we design and develop designs for our products. We will apply for patent protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and patents will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

25

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the home medical products industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in the United States, Canada, and other jurisdictions are not subject to special regulatory and/or supervisory requirements.

Employees

We have no employees other than our President and director, Rebecca Kyllo. She currently oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with an in-depth knowledge of operations and marketing will allow us to build market share more effectively. We intend on employing sales representatives in the United States and Canada when our product is ready for production and shipping and in various countries when we are ready to expand internationally.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We maintain our corporate office at 1017-5th Street SE, High River, Alberta, Canada T1V1J2. We consider our facility to be suitable for its intended purpose and have the capacity adequate to meet current and projected needs for our operations.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

26

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

27

Holders of Our Common Stock

Currently, we have forty (40) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.       one percent of the number of shares of the company's common stock then outstanding; or

2.       the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.       we would not be able to pay our debts as they become due in the usual course of business, or;

2.       our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

28

Financial Statements

Index to Financial Statements:

Financial Statements for the period from October 19, 2010 (Inception) to November 30, 2011:

F-1	Balance Sheets as of November 30, 2011 and August 31, 2011;
F-2	Statements of Operations from October 19, 2010 (date of inception) to November 30, 2011 and 2010;
F-3	Statement of Stockholders’ Equity as of November 30, 2011;
F-4	Statements of Cash Flows from October 19, 2010 (date of inception) to November 30, 2011 and 2010;
F-5	Notes to Financial Statements;

Audited Financial Statements:

F-9	Balance Sheet as of August 31, 2011;
F-10	Statement of Operations from October 19, 2010 (date of inception) to August 31, 2011;
F-11	Statement of Stockholders’ Equity as of August 31, 2011;
F-12	Statement of Cash Flows from October 19, 2010 (date of inception) to August 31, 2011;
F-13	Notes to Financial Statements;

29

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS (unaudited)

AS OF NOVEMBER 30, 2011 AND AUGUST 31, 2011

	November 30, 2011	August 31, 2011
ASSETS
Current Assets
Cash and equivalents	$43,684	$54,895
Prepaid expenses	5,000	5,000
Total Current Assets	48,684	59,895

TOTAL ASSETS	$48,684	$59,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$1,500	$6,000
Due to officer	404	503
Total Liabilities	1,904	6,503

Stockholders’ Equity
Common Stock, $.001 par value, 30,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Additional paid-in capital	68,000	68,000
Deficit accumulated during the development stage	(23,220)	(16,608)
Total Stockholders’ Equity	46,780	53,392

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,684	$59,895

See accompanying notes to financial statements.

F-1

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (unaudited)

FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011

FOR THE PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO NOVEMBER 30, 2010

FOR THE PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO NOVEMBER 30, 2011

	Three months ended November 30, 2011	Inception to November 30, 2010	Inception to November 30, 2011
REVENUES	$0	$0	$0

EXPENSES
Professional fees	2,144	—	14,144
General and administrative	4,468	596	9,076
TOTAL EXPENSES	6,612	596	23,220

LOSS FROM OPERATIONS	(6,612)	(596)	(23,220)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(6,612)	$(596)	$(23,220)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	—

See accompanying notes to financial statements.

F-2

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)

PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO NOVEMBER 30, 2011

	Common Stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Inception, October 19, 2010	0	$0	$0	$0	$0

Founder shares issued for cash at $0.02 per share	1,500,000	1,500	28,500	—	30,000

Shares issued for cash at $0.08 per share	500,000	500	39,500	—	40,000

Net loss for the period ended August 31, 2011	—	—	—	(16,608)	(16,608)

Balance, August 31, 2011	2,000,000	2,000	68,000	(16,608)	53,392
Net loss for the period ended November 30, 2011	—	—	—	(6,612)	(6,612)

Balance, November 30, 2011	2,000,000	$2,000	$68,000	$(23,220)	$46,780

See accompanying notes to financial statements.

F-3

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (unaudited)

FOR THE THREE MONTHS ENDED NOVEMBER 30, 2011

FOR THE PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO NOVEMBER 30, 2010

FOR THE PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO NOVEMBER 30, 2011

	Three months ended November 30, 2011	Inception to November 30, 2010	Inception to November 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,612)	$(596)	$(23,220)
Change in non-cash working capital items:
Changes in assets and liabilities:
(Increase) in prepaid expenses	0	0	(5,000)
Increase (decrease) in accrued expenses	(4,500)	0	1,500
Increase(decrease) in due to officer	(99)	596	404
NET CASH USED BY OPERATING ACTIVITIES	(11,211)	0	(26,316)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	0	0	70,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	0	0	70,000

NET INCREASE IN CASH	(11,211)	0	43,684

Cash, beginning of period	54,895	0	0
Cash, end of period	$43,684	$0	$43,684

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0	$0
Cash paid for income taxes	$0	$0

 See accompanying notes to financial statements.

F-4

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Skookum Safety Solutions Corp. (‘Skookum” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on October 19, 2010. Skookum is developing a line of baby products. Skookum is a development stage company and has not yet realized any revenues from its planned operations.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The accompanying unaudited interim financial statements of Skookum Safety Solutions Corp. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s registration statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2011 have been omitted.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an August 31 fiscal year end.

Cash and Cash Equivalents

Skookum considers all highly liquid investments with maturities of three months or less to be cash equivalents. At November 30, 2011 and August 31, 2011, respectively, the Company had $43,684 $54,895 of cash.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accrued expenses and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-5

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Foreign Currency

The operations of the Company are located in Canada. Skookum maintains both U.S. Dollar and Canadian Dollar bank accounts. The functional currency is the U.S. Dollar. Transactions in foreign currencies other than the functional currency, if any, are re-measured into the functional currency at the rate in effect at the time of the transaction. Re-measurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations due to materiality. Monetary assets and liabilities denominated in Canadian Dollars are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses denominated in Canadian Dollars are translated at the average exchange rate.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2011.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Skookum does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses at November 30, 2011 and August 31, 2011 consisted of an amount paid to the Company’s attorneys as a retainer for future legal services.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at November 30, 2011 and August 31, 2011 consisted of amounts due to the Company’s outside independent auditors.

F-6

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 4 – DUE TO OFFICER

An officer and shareholder of the Company has paid certain expenses on behalf of the Company. The amount due to the officer is unsecured, non-interest bearing and due on demand. The balance due to the officer is $404 and $503 as of November 30, 2011 and August 31, 2011, respectively.

NOTE 5 – COMMON STOCK

The Company has 30,000,000 shares of $0.001 par value common stock authorized. During the period ended August 31, 2011, the Company issued 1,500,000 shares of common stock at $0.02 per share to its founder for total cash proceeds of $30,000. Additionally, the Company issued 500,000 shares of common stock at $0.08 per share for total cash proceeds of $40,000.

As of November 30, 2011 there were 2,000,000 shares of common stock issued and outstanding.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of November 30, 2011, the Company had net operating loss carry forwards of approximately $23,220 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	November 30, 2011	November 30, 2010
Federal income tax benefit attributable to:
Current Operations	$2,250	$203
Less: valuation allowance	(2,250)	(203)
Net provision for Federal income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	November 30, 2011	August 31, 2011
Deferred tax asset attributable to:
Net operating loss carryover	$7,897	$5,647
Less: valuation allowance	(7,897)	(5,647)
Net deferred tax asset	$0	$0

F-7

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOVEMBER 30, 2011

NOTE 7 – INCOME TAXES( CONTINUED)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $23,220 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – GOING CONCERN

Skookum has a deficit accumulated during the development stage of $23,220 as of November 30, 2011. Skookum's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Skookum has no current source of revenue. Without realization of additional capital, it would be unlikely for Skookum to continue as a going concern. Skookum's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, and, ultimately, upon achieving profitable operations through the development of business activities.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to November 30, 2011 to January 25, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

 Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Skookum Safety Solutions Corp.

High River, Alberta, Canada

We have audited the accompanying balance sheet of Skookum Safety Solutions Corp., as of August 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 19, 2010 (date of inception) to August 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skookum Safety Solutions Corp., as of August 31, 2011 and the results of its operations and cash flows for the period from October 19, 2010 (date of inception) to August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 8. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

November 8, 2011

F-9

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF AUGUST 31, 2011

2011
ASSETS
Current Assets
Cash and equivalents	$54,895
Prepaid expenses	5,000
Total Current Assets	59,895

TOTAL ASSETS	$59,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$6,000
Due to officer	503
Total Liabilities	6,503

Stockholders’ Equity
Common Stock, $.001 par value, 30,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000
Additional paid-in capital	68,000
Deficit accumulated during the development stage	(16,608)
Total Stockholders’ Equity	53,392

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,895

See accompanying notes to financial statements.

F-10

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO AUGUST 31, 2011

REVENUES	$0

EXPENSES
Professional fees	12,000
General and administrative	4,608
TOTAL EXPENSES	16,608

LOSS FROM OPERATIONS	(16,608)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(16,608)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,351,735

See accompanying notes to financial statements.

F-11

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO AUGUST 31, 2011

	Common Stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, October 19, 2010	0	$0	$0	$0	$0

Founder shares issued for cash at $0.02 per share	1,500,000	1,500	28,500	—	30,000

Shares issued for cash at $0.08 per share	500,000	500	39,500	—	40,000

Net loss for the period ended August 31, 2011	—	—	—	(16,608)	(16,608)

Balance, August 31, 2011	2,000,000	$2,000	$68,000	$(16,608)	$53,392

See accompanying notes to financial statements.

F-12

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

PERIOD FROM OCTOBER 19, 2010 (INCEPTION) TO AUGUST 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(16,608)
Change in non-cash working capital items:
Changes in assets and liabilities:
(Increase) in prepaid expenses	(5,000)
Increase in accrued expenses	6,000
Increase in due to officer	503
NET CASH USED BY OPERATING ACTIVITIES	(15,105)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	70,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	70,000

NET INCREASE IN CASH	54,895

Cash, beginning of period	0
Cash, end of period	$54,895

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$0
Cash paid for income taxes	$0

See accompanying notes to financial statements.

F-13

 SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Skookum Safety Solutions Corp. (‘Skookum” or “the Company”) was incorporated under the laws of the State of Nevada, U.S. on October 19, 2010. Skookum is developing a line of baby products. Skookum is a development stage company and has not yet realized any revenues from its planned operations.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an August 31 fiscal year end.

Cash and Cash Equivalents

Skookum considers all highly liquid investments with maturities of three months or less to be cash equivalents. At August 31, 2011, the Company had $54,895 of cash.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, accrued expenses and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

F-14

 SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency

The operations of the Company are located in Canada. Skookum maintains both U.S. Dollar and Canadian Dollar bank accounts. The functional currency is the U.S. Dollar. Transactions in foreign currencies other than the functional currency, if any, are re-measured into the functional currency at the rate in effect at the time of the transaction. Re-measurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations due to materiality. Monetary assets and liabilities denominated in Canadian Dollars are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses denominated in Canadian Dollars are translated at the average exchange rate.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of August 31, 2011.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Skookum does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses at August 31, 2011 consisted of an amount paid to the Company’s attorneys as a retainer for future legal services.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at August 31, 2011 consisted of amounts due to the Company’s outside independent auditors.

NOTE 4 – DUE TO OFFICER

An officer and shareholder of the Company has paid certain expenses on behalf of the Company. The amount due to the officer is unsecured, non-interest bearing and due on demand. The balance due to the officer is $503 as of August 31, 2011.

F-15

 SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

NOTE 5 – COMMON STOCK

The Company has 30,000,000 shares of $0.001 par value common stock authorized.

During the period ended August 31, 2011, the Company issued 1,500,000 shares of common stock at $0.02 per share to its founder for total cash proceeds of $30,000.

Additionally, the Company issued 500,000 shares of common stock at $0.08 per share for total cash proceeds of $40,000.

As of August 31, 2011 there were 2,000,000 shares of common stock issued and outstanding.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of August 31, 2011, the Company had net operating loss carry forwards of approximately $16,608 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

2011
Federal income tax benefit attributable to:
Current Operations	$5,647
Less: valuation allowance	(5,647)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2011
Deferred tax asset attributable to:
Net operating loss carryover	$5,647
Less: valuation allowance	(5,647)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $16,608 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

F-16

SKOOKUM SAFETY SOLUTIONS CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2011

NOTE 8 – GOING CONCERN

Skookum has a deficit accumulated during the development stage of $16,608 as of August 31, 2011. Skookum's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Skookum has no current source of revenue. Without realization of additional capital, it would be unlikely for Skookum to continue as a going concern. Skookum's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, and, ultimately, upon achieving profitable operations through the development of business activities.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to August 31, 2011 to November 8, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-17

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above. Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We intend to continue the development and refinement of our products over the coming months. We will first focus on our experiments to improve the quality of our products to increase their appeal to parents and patients. We feel that our final products will compete effectively in the marketplace due to their functional effectiveness, flexibility, low cost, and ease of use relative to similar products in the marketplace.

We intend to achieve our goal to develop our product by engaging in the following activities in the next twelve months:

  Engage a design firm to create working prototype of the "Upsy Daisy" Gastroesophageal Reflux Disease crib blocks. Our President, Rebecca Kyllo, will lead this effort. We have several candidate firms in mind to assist with this, but have not retained a firm as of the date of this Prospectus. Based on our discussions with these firms, we anticipate a working block prototype with raised pegs that interlock will cost approximately $2,200. We intend to engage a firm to prototype this product within the next two months and to have a working prototype within six months.
  Product testing by a network of new mothers known to Ms. Kyllo in Alberta, Canada and the network of new mothers she has relationships with on Internet "mommy message boards". Estimated cost will be $500 to distribute the product to 20 testers. We anticipate initiating private “beta” product testing within one month of prototyping
  Collection and assessment of feedback by Ms. Kyllo and, potentially, a design consultant. Estimated cost will be $1,500. This is will done on an ongoing basis as testers provide feedback.
  Reiteration of the product and possibly new prototyping, led by Ms. Kyllo. Estimated cost will be $2,000. This will be done an ongoing basis once the first prototypes have been produced and are being tested. We target advancing the design and reiterating the product within three months of producing the initial prototype.
  New product development focusing on adult Gastroesophageal Reflux Disease, home care, and elderly care. This effort will be led by Ms. Kyllo in consultation with a product design firm. We anticipate spending significant resources developing one or more adult GERD products; at this point we estimate spending approximately $5,000 on adult GERD product development within the next 12 months. If resources permit, we will allocate additional funds to adult GERD products because we believe there is significant potential in this niche; we are especially interested in developing innovative, safe and inexpensive bed adjustment products for elderly GERD sufferers. Our thinking regarding adult GERD is currently very preliminary.
  Develop an informative website followed by a fully functioning e-commerce website. Information concerning these activities is provided below. This is an important milestone. We will begin developing a website as soon as resources permit. We plan to develop a fully functioning e-commerce website in the next twelve months.
  Attending national and regional home health care events and conferences. Information concerning these activities is provided below. We plan to attend health care events and conferences within the next 12 months.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several manufacturers of hard plastic products in Canada, and has begun negotiations for the manufacture of our products on a contract basis. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We have not, however, entered into any oral or written agreement concerning the manufacturing of our products as of the date of this Prospectus. We plan to pursue this further upon the final development and commercialization of our products.

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Production of our products does not require any facilities or equipment beyond what is available to any general plastics manufacturer. We could contract with any plastics manufacturer to produce our product by following our designs. We do not anticipate renting a warehouse at this stage of our business. We expect that the manufacturer that will work with us will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our products are available in the public marketplace. We will hold our orders until certain quantities, which will be pre-negotiated with the manufacturer, are attained. Then we will contract with the manufacturer to produce our products for us at pre-negotiated prices. Typically the order will be shipped within five business days after we place the order.

Once we have finalized our product, we will begin manufacturing quantities necessary for us to conduct marketing activities.

Sales and Distribution Strategy

Our goal is for our Upsy Daisy and Bed Block Products to become leading products in home treatments for symptoms of GERD in adults and GERD and other maladies in children. In order to achieve our goal, we intend to increase awareness of our products with potential customers, who we anticipate will be GERD patients and parents of infants suffering from GERD, ear infections, and congestion. We intend to do this by engaging in the following:

• Develop an informative website followed by a fully functioning e-commerce website. Currently, our primary website, www.skookumsafety.com is not being utilized. We intend to first develop the site as means of disseminating information about our products, our company, and the medical conditions and symptoms that our products are intended to help treat. This will be led by Ms. Kyllo assisted by web designers engaged on as-needed basis. Estimated cost for this effort will be approximately $1,000. Our intent is to replace this interim site with a fully functioning e-commerce website where customers can go, not just for information and education, but to purchase our products as well. This will be done in due course as the product is developed and becomes ready to sell. This effort will be led by Ms. Kyllo assisted by web designers at an estimated cost of $2,500. All of our marketing efforts early on will focus on driving traffic to our site to increase sales. We feel that marketing and selling directly to consumers is an efficient way to get our products to consumers while minimizing overhead.

• Attending national and regional home health care events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote home health care products. We plan to attend a number of events attended by home health care products merchants and department store chain representatives in order to further expose our products. These events will include trade meetings, promotional events, seminars, and conferences, which are heavily attended by home health care products wholesalers and department store chain representatives, in order to further expose our products. Estimated costs to attend baby product trade shows are $1,500.

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• Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to later market directly to wholesalers and major department store chains. We are now creating a target buyer database. Ms. Kylo hopes to leverage her relationships with management of significant Alberta-based home care companies to get our products into Alberta stores. Our marketing will also include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

• Promoting to the public through Internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our product. A health-conscious consumer population could pull our products through the supply chain if they are properly educated regarding our products. We feel that such branding and marketing efforts aimed directly at the end consumer will be effective for increasing both online and traditional retail sales. We intend to approach a range of online retailers of baby care products. One favoured family of sites sells one product per day in large volumes. Management believes we have a reasonable chance of getting into these online stores.

We intend to initially conduct all of our sales through our website or other online venues. When we are prepared to sell our product through conventional retail distribution channels (via intermediaries), we will mail our brochure to wholesale distributors, and, initially, we will conduct special promotions providing small amounts of our products to a few major stores, while allowing them to pay us on a net 90 basis. If the market shows an interest in our product, we expect that they will then begin to order from us regularly. We will begin marketing from the United States and Canada, where our director has many contacts, prior to moving forward in marketing our product in other countries.

Intellectual Property Protection

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product formulas, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We are currently consulting with law firms to protect our brand name and product design. While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

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Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our products. As our product sales increase online and we approach the retail sales stage, however, we plan to employ sales representatives in the United States and Canada to promote and sell our products to wholesalers, retailers, and directly to consumers. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. When we determine to expand our sales further, we will employ sales personnel in various countries.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Results of Operations

For the Period from October 19, 2010 (Date of Inception) until August 31, 2011

We generated no revenue and incurred $16,608 in expenses for the period from inception on October 19, 2010 until August 31, 2011. Our expenses consisted of professional fees and general and administrative expenses. We therefore recorded a net loss of $16,608 for the period from inception on October 19, 2010 until August 31, 2011. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

For the Three Months Ended November 30, 2011 and for the Period from October 19, 2010 (Date of Inception) Until November 30, 2011

We generated no revenue and incurred $23,220 in expenses for the period from inception on October 19, 2010 until November 30, 2011. Operating expenses were $6,612 for the three months ended November 30, 2011. Our expenses consisted of professional fees and general and administrative expenses. We therefore recorded a net loss of $6,612 for the three months ended November 30, 2011 and $23,220 for the period from inception on October 19, 2010 until November 30, 2011. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of November 30, 2011, we had total current assets of $48,684, consisting of cash in the amount of $43,684 and prepaid expenses of $5,000. We had current liabilities of $1,904 as of November 30, 2011. Accordingly, we had working capital of $46,780 as of November 30, 2011.

Operating activities used $26,316 in cash for the period from October 19, 2010 (Date of Inception) until November 30, 2011. Our net loss of $23,220 and an increase in prepaid expenses were the main contributing factors of our negative operating cash flow, offset by a decrease of $1,500 in accrued expenses and a decrease of $404 due to an officer of our company. Prepaid expenses consisted of an amount paid to our attorneys as a retainer for future legal services and accrued expenses consisted of amounts due to our outside independent auditors. Financing Activities during the period from August 9, 2011 (Date of Inception) until November 30, 2011, generated $70,000 in cash as a result of the sale of our common stock.

As of November 30, 2011, we had $43,684 in cash. The success of our business plan therefore depends on raising funds through the current offering. If the maximum offering is sold, we should have sufficient cash to carry out our business plan for the next twelve months. If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired. Our ability to operate beyond the next twelve months is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Going Concern

We have a deficit accumulated during the development stage of $23,220 as of November 30, 2011. Our financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, we have no current source of revenue. Without realization of additional capital, it would be unlikely for us to continue as a going concern. Our management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, and, ultimately, upon achieving profitable operations through the development of business activities.

Off Balance Sheet Arrangements

As of November 30, 2011, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of August 31, 2011 are as follows:

Name	Age	Position(s) and Office(s) Held
Rebecca Kyllo	27	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Rebecca Kyllo - President, CEO and Director

Rebecca Kyllo has been President, CEO and Director of our company since incorporation on October 19, 2010.

Rebecca Kyllo.  From August 2009 to the present, Ms. Kyllo has been tasked with coordinating safety-related paperwork for Delta-P Test Corp.  From 2007 to the present, she has been employed by Calgary Co-op Ltd. as a Health, Safety and Environmental Advisor.  Ms. Kyllo is a member of the Canadian Society for Safety Engineers. She is currently working to achieve the Safety Program Certificate from the University of Calgary. We believe Ms. Kyllo’s education work and experience in safety related issues qualify her for service as our President, CEO and director.

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Directors

Our bylaws authorize no less than one (1) director or more than nine (9) directors. We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

Compensation Discussion and Analysis

We presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Our sole executive officer holds substantial ownership in our company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability. As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

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Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rebecca Kyllo, President, CEO, CFO, and director	2011	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from us for his service as an officer of our company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Rebecca Kyllo	0	0	0	0	0	0	0	0	0

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Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rebecca Kyllo	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from us for their service as members of the Board of Directors.

Director Independence

We are not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, Rebecca Kyllo, our director, would not be considered independent as she also serves as an executive officer of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 26, 2012, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 2,000,000 shares of common stock issued and outstanding on August 31, 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Rebecca Kyllo 1017 5th Street, SE High River, Alberta T1V 1J2	1,500,000	75%
Common	Total all executive officers and directors	1,500,000	75%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

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Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction.

Rebecca Kyllo, our officer and director, has paid certain expenses on our behalf. The principal amount of $404 that is owned to her as of November 30, 2011 is unsecured, non-interest bearing and due on demand.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549. Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.44
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$3,000
Legal fees and expenses	$2,000
Total	$5,503.44

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.       a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.       a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.       a transaction from which the director derived an improper personal profit; and

4.       willful misconduct.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.       such indemnification is expressly required to be made by law;

2.       the proceeding was authorized by our Board of Directors;

3.       such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.       such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On August 31, 2011, our founder, president, CEO, CFO, and sole director Rebecca Kyllo acquired 1,500,000 common shares, at a price of $0.02 per share for total consideration of $30,000 in cash. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

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On June 1, 2011, we issued 500,000 shares of our common stock to 39 investors at a price of $0.08 per share for total consideration of $40,000 in cash. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The investors purchased shares pursuant to Regulation S under the United States Securities Act of 1933, as amended. No general solicitation or advertising was used in connection with our Regulation S offering.

Furthermore, we complied with the conditions of Rule 903 as promulgated under the Securities Act including, but not limited to, the following: (i) each recipient of the shares is a non-U.S. resident and has not offered or sold their shares in accordance with the provisions of Regulation S; (ii) an appropriate legend was affixed to the securities issued in accordance with Regulation S; (iii) each recipient of the shares has represented that it was not acquiring the securities for the account or benefit of a U.S. person; and (iv) each recipient of the shares agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration. We will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration, or under an exemption.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-laws(1)
5.1	Opinion of Cane Clark, LLP, with consent to use(1)
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Subscription Agreement (2)

(1) Incorporated by reference to the Registration Statement on Form S-1 filed December 13, 2011.

(2) Incorporated by reference to the Registration Statement on Form S-1/A filed February 1, 2012.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

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(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.  That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Alberta, Canada on March 1 , 2012.

SKOOKUM SAFETY SOLUTIONS CORP.
By: /s/ Rebecca Kyllo
Rebecca Kyllo Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Rebecca Kyllo
Rebecca Kyllo Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, and sole Director

March 1, 2012

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